UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
April 6, 2020
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Slack Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38926 (Commission File Number)	26-4400325 (I.R.S. Employer Identification Number)
500 Howard Street
San Francisco, California 94105
(Address of principal executive offices and zip code)

(415) 630-7943
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	WORK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
Indentures and Notes
On April 9, 2020, Slack Technologies, Inc. (the “Company”) issued $862.5 million in aggregate principal amount of 0.50% Convertible Senior Notes due 2025 (the “Notes”), pursuant to an Indenture dated April 9, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in a private offering to qualified institutional buyers (the “Note Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes issued in the Note Offering include $112.5 million aggregate principal amount of Notes sold pursuant to the exercise in full of the option to purchase additional Notes granted to the initial purchasers of the Notes in the purchase agreement, dated April 6, 2020, among the Company and the representatives, on behalf of the initial purchasers (the “Purchase Agreement”).
The Notes are senior, unsecured obligations of the Company and will accrue interest payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2020, at a rate of 0.50% per year. The Notes will mature on April 15, 2025, unless earlier converted, redeemed, or repurchased. The Notes are convertible into cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election.
A holder of Notes may convert all or any portion of its Notes at its option at any time prior to the close of business on the business day immediately preceding January 15, 2025 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on July 31, 2020 (and only during such fiscal quarter), if the last reported sale price of the Company’s Class A common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Class A common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after January 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or any portion of its Notes at any time, regardless of the foregoing.
The conversion rate will initially be 32.2630 shares of the Company’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $31.00 per share of the Company’s Class A common stock). The conversion rate is subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event.
The Company may not redeem the Notes prior to April 20, 2023. The Company may redeem for cash all or any portion of the Notes, at its option, on a redemption date occurring on or after April 20, 2023 and on or before the 21st scheduled trading day immediately before the maturity date, if the last reported sale price of the Company’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes plus accrued special interest, if any, to be immediately due and payable.
The Notes are the Company’s general unsecured obligations and rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of the Company’s liabilities that are not so subordinated; effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.
A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Capped Call Transactions
On April 6, 2020, concurrently with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). In addition, in connection with initial purchasers’ exercise in full of their option to purchase additional Notes, on April 7, 2020, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Company used approximately $105.6 million of the net proceeds from the Note Offering to pay the cost of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s Class A common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $48.62 (which represents a premium of 100% over the last reported sale price of the Company’s Class A common stock on April 6, 2020). The Capped Call Transactions are separate transactions, entered into by the Company with the Option Counterparties, and are not part of the terms of the Notes.
A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Capped Call Transaction does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 2.03 - Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.
Item 3.02 - Unregistered Sale of Equity Securities
The information provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 3.02.
The Company’s offering of the Notes to the initial purchasers was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the initial purchasers in the Purchase Agreement for the Notes, including that the initial purchasers would only offer, sell or deliver the Notes to persons whom they believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act.
The Notes and the Company’s Class A common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 9, 2020, by and between Slack Technologies, Inc. and U.S. Bank National Association, as Trustee.
4.2	Form of Global Note, representing Slack Technologies, Inc.’s 0.50% Convertible Senior Notes due 2025 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1	Form of Confirmation for Capped Call Transactions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2020	Slack Technologies, Inc.

	By:	/s/ Allen Shim
	Name:	Allen Shim
	Title:	Chief Financial Officer